Exhibit (99.1)

KODAK

Media Contact:
Louise Kehoe, Kodak, +1 585-802-1343, louise.kehoe@kodak.com

Kodak Announces Appointment of David Bullwinkle as Chief Financial Officer

ROCHESTER, N.Y., June 15, 2016 – David Bullwinkle has been appointed Chief Financial Officer and Senior Vice President of Eastman Kodak Company (NYSE: KODK), effective July 1, 2016.  The Board of Directors has elected Bullwinkle a corporate officer of Kodak and he will report to Jeff Clarke, Kodak Chief Executive Officer.

Bullwinkle, 42, will be responsible for leading Kodak’s worldwide finance, corporate development, internal audit and purchasing teams.  He succeeds John McMullen, who is leaving Kodak to pursue another business opportunity.

“I am very pleased to announce Dave’s appointment as Kodak’s new Chief Financial Officer,” said Jeff Clarke.  “Dave’s deep knowledge of Kodak as well as his financial acumen make him highly qualified to take on the CFO role.  His appointment fulfills the succession plans we had put in place.  I also want to thank John McMullen for his many valuable contributions to Kodak over the past two years and wish him every success in the future.”

Bullwinkle joined Kodak in 2004 and has worked in several financial management roles at the company including Worldwide BU Controller, Assistant Corporate Controller and External Reporting Manager.  Most recently he has served as the Director of Corporate Financial Planning and Analysis, Director of Investor Relations and Vice President, Finance at Kodak since 2010.

Prior to joining Kodak, Bullwinkle worked as the Manager of Financial Reporting at Birds Eye Foods, Inc. and previously at PricewaterhouseCoopers from 1996 to 2002 in various roles including serving as an Assurance Manager.  He holds a Masters of Business Administration degree from St. John Fisher College and Bachelor of Science in Accounting degree from SUNY Geneseo.  Bullwinkle is also a Certified Public Accountant in the State of New York. He lives in Victor, NY, with his wife and three children.

John McMullen, who is joining 3D Systems (NYSE:DDD) as Chief Financial Officer, expressed his appreciation to colleagues at Kodak.  “I want to thank the many Kodak employees I have worked with over the past two years and wish them great success in the future. It has been a tremendous opportunity to work with so many talented and dedicated people at Kodak.”

About Kodak
Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, electronic displays, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at KodakNow.

Cautionary Statement Regarding Forward-looking Statements
This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs, business trends, and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2015, under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources,” in the corresponding sections of Kodak’s report on Form 10-Q for the quarter ended March 31, 2016, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to comply with the covenants in its credit agreements; Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; the ability of Kodak to achieve cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies, including its micro 3D printing of touch sensors; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability provide or facilitate financing for its customers; Kodak’s ability to attract and retain key executives, managers and employees; the performance by third parties of their obligations to supply products, components or services to Kodak; and the impact of the global economic environment on Kodak. There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.